UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CAMBRIA ETF TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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CAMBRIA ETF ADJ 7/2023 CAMBRIA ETF TRUST Dear investor, Due to lack of shareholder participation, the special meeting of shareholders of the CAMBRIA ETF Trust, originally scheduled for July 14, 2023, has been adjourned to Friday, August 25, 2023. As of today, we have not received your vote regarding the important matters which are explained in the proxy statement we sent to you. It is critical that your proxy vote is received before August 25, 2023 . Your prompt response will help reduce proxy costs and will also stop follow - up phone calls and further mailings. Voting your shares is the smart thing to do. It’s also fast and easy. If you have questions or need assistance, call (888) 490 - 5095 and a proxy specialist will help you. www.proxyvote.com Have your proxy card handy and follow the simple directions to complete the electronic voting instruction form. Issues you care about are up for a vote. Make your voice heard. Thank you for your investment — and thank you for voting. Sincerely, Mebane T. Faber President Without a proxy card Call (888) 490 - 5095 (Weekdays 9am to 10pm) With a proxy card Call the number located on your ballot (With a touch - tone phone to vote using an automated system) VOTE WITH QR CODE VOTE BY MAIL Your unique control number can be found on the enclosed ballot in the box marked with an arrow. VOTE ONLINE VOTE BY PHONE With a smartphone Vote by scanning the Quick Response Code or “QR Code” on the enclosed proxy card/voting instruction form Vote processing Mark, sign and date the enclosed ballot and return it in the postage - paid envelope provided.